ACQUISITION AGREEMENT

AGREEMENT dated 16th November ("the Agreement"), by, between and among BIOINCUBATION INC, a company incorporated under the laws of the State of Delaware (herein referred to as BBN), the persons listed on Exhibit A attached hereto and made a part hereof, being all of the shareholders and executive officers of BBN (hereinafter referred to as "MANAGEMENT"); and Netmedia Developments Limited, a company incorporated under the laws of the United Kingdom (hereinafter referred to as "NDL "); and the persons listed on Exhibit "A" attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

WHEREAS, the SELLERS own a total of 1000 shares of common stock, GBP1 par value, of NDL, said shares being 100% of the issued and outstanding common stock of NDL.

WHEREAS, the SELLERS desire to sell and BBN desires to purchase one hundred (100%) percent of such shares.

NOW, THEREFORE, in consideration of the mutual convenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

1. Purchase and Sale - The SELLERS hereby agree to sell, transfer, assign and convey to BBN and BBN hereby agrees to purchase and acquire from the SELLERS, a total of 1000 shares of common stock of NDL , which equates one hundred percent (100%) percent of all of NDL 's currently issued and outstanding stock
(the NDL   Shares"), in a tax-free stock-for-stock acquisition.

2. Consideration - The Consideration price to be paid by BBN for the NDL Common Shares shall be 13,000,000 post reverse split shares of BBN common stock.

3. Warranties Representations and Covenants of NDL and NDL PRINCIPALS - In order to induce BBN to enter into this Agreement and to complete the transaction contemplated hereby, NDL and its principal executive officers (hereinafter referred to as the "NDL PRINCIPALS", jointly and severally warrant and represent to BBN that:
     (a) Organization and Standing NDL is a corporation duly organized, validly existing and in a good standing under the laws of the United Kingdom, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of NDL 's Certificate of Incorporation, amendments thereto and all current \by-laws of NDL . No changes thereto will be made in any of the Exhibit "B" documents before the closing. NDL has no subsidiaries except as listed or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.

     (b) Capitalization. As of the Closing Date of NDL's entire authorized equity capital consists of 1000 shares of GBP 1 par value, of which 1000 shares of Stock will be outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which NDL or the SELLERS are bound, NDL for the issuance of any additional shares of common stock or any other voting or equity security, other than any agreements that NDL has with any of its subsidiaries. The 1000 issued and outstanding NDL Shares to be transferred by SELLERS constitutes one hundred (100%) percent of the currently issued and outstanding shares of Common Stock of NDL, which includes inter-claim, that same percentage of NDL's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

     (c) Ownership of NDL Shares. Each SELLER warrants and represents, severally, that as of the date hereof, such SELLER is the sole owner of the NDL Shares listed by his or her name on Exhibit "A-1", free and clear of all liens, encumbrances, and restrictions whatsoever, except that the NDL Common Shares so listed have not been registered under the Securities Act of 1933, as amended (the "33 Act"), or any applicable State Securities laws. By SELLERS' transfer of the NDL Shares to BBN pursuant to this Agreement. BBN will thereby acquire 100% of the outstanding capital stock of NDL, free and clear of all liens, encumbrances and restrictions of any nature whatsoever.

     (d) Taxes. NDL has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on NDL . NDL 's income tax returns have never been audited by any authority empowered to do so.

     (e) Pending Actions. There are no known material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting NDL, or against the NDL PRINCIPALS that arrive out of their operation of NDL , except as described in Exhibit "C" attached hereto. NDL is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever.

     (f) Government and Regulation NDL holds the licenses and registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit NDL to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.


  (g) Ownership of Assets Except as set forth in Exhibit "E" attached hereto, NDL has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any; assets, properties and rights of every type and description, iNDLuding, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by NDL as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has NDL disposed of any such asset since the date of the most recent balance sheet described in Section 3(0) of this Agreement.


  (h)  No Interest in Suppliers, Customers, Landlords or
  Competitors. Neither the NDL PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of NDL.

  (i) No Debt Owed by NDL to NDL PRINCIPALS. Except as set forth in Exhibit "F" attached hereto, NDL does not owe any money, securities, or property to either the NDL PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that the NDL PRINCIPLES may have any undisclosed liability to pay any sum or property to any such person or equity or any member of their families such liability is hereby forever irrevocably released and discharged.

  (j) Complete Records. All of NDL's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

  (k) No Misleading Statements or Omissions. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to BBN in connection herewith, contains any materially misleading statement or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

  (l) Validity of this Agreement. All corporate and other proceedings required to be taken by the SELLERS and by NDL in order to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the SELLERS and by NDL , and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent Inc by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms and conditions of, or constitute a default under or violate, NDL 's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which NDL or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, with injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by NDL can continue to be so conducted after completion of the transaction contemplated hereby, with NDL as a wholly owned subsidiary of BBN.

  (m) Concepts and Approvals: Compliance with Laws Neither NDL nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of NDL has been operated in material compliance with all laws, rules, and regulations applicable to its business, iNDLuding, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

  (n) Access to Books and Records BBN will have full and free access to NDL 's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.

4. Warranties, representations and Covenants of BBN AND
MANAGEMENT OF BBN ("MANAGEMENT"). In order to induce the SELLERS and NDL to enter into this Agreement and to complete the transaction contemplated hereby, BBN AND MANAGEMENT jointly and severally warrant, represent and covenant to NDL and SELLERS that:

       (a) Organization and Standing. BBN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, will be qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions, and will have full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. BBN has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.

       (b) Capitalization. BBN's entire authorized equity capital consists of 25,000,000 shares of voting common stock, $0.001 par value. Of which 4,000,000 shares of voting stock is currently outstanding. Simultaneous with the closing BBN will carry out a three for one reverse split leaving BBN as of the Closing, will have issued and outstanding 1,333,333 shares of voting common stock, $0.001 par value and no shares of preferred stock issued. Upon issuance, all of the BBN Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of BBN's equity securities are set forth on the Certificate of Incorporation, as amended and CI4NET's By-laws (Exhibit "H" hereto). There are no other voting or equity securities authorized or issued, not any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which BBN is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of BBN provide that a simple majority of the shares voting at a stock holders' meeting at which a quorum is present may elect all of the directors of BBN. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of BBN. Accordingly, as of the Closing the 13,000,000 shares being issued to and acquired by the SELLERS will constitute 90.69% of the 14,333,333 shares of BBN which will then be issued and outstanding which iNDLudes, inter alia, that same percentage of BBN's voting power (subject to the provisions regarding cumulative rights), right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

       (c) Ownership of Shares. By BBN's issuance of the BBN Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such BBN shares will not have been registered under the 33 Act, or any applicable state securities laws.

       (d) Significant Agreements. BBN is not and will not at Closing be bound by any of the following:
            i. Employment, advisory or consulting contract (Except as described in Section 12 herein).
            ii. Plan providing for employee benefits of any nature.
            iii.  Lease with respect to any property or
            equipment.
            iv. Contract of commitments for any current expanditure.
            v. Contract or commitment pursuant to which it has assumed, guaranteed, endorsed or otherwise become liable for any obligation of any other person, firm or organization.
            vi. Contract, agreement, understanding, commitment or arrangement either than in the normal course of business, not set forth in the Agreement or an Exhibit hereto.
            vii. Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery of payment of securities when due, and which remains unsettled upon the date of this Agreement.

       (e)Taxes BBN has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. BBN's income tax returns have never been audited by say authority empowered to do so.

       (f)Absence of Liabilities As of the Closing Date BBN will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which BBN agrees to be responsible and to pay in full at or before the Closing.

       (g)No Pending Actions. To the best of management's knowledge, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened against or affecting BBN, or against any of the BBN MANAGEMENT and arising out of their operation of BBN. BBN has been in compliance with, and has not received notice of violation of any law, ordinance of any kind whatever, including, but not Inc to, the 33 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any sale. BBN is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. BBN is not required to file reports pursuant to either Section 13 or Section 15 (d) of the 34 Act.

       (h)Corporate Records. All of BBN's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by NDL's authorized representatives prior to the Closing as provided by Section 4(I) herein, and will be delivered to BBN's new management at the Closing.

       (i)No Misleading Statements or Omissions. Neither this agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to NDL in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

       (j)Validity of this Agreement. All corporate and other proceedings required to be taken by BBN in order to enter into and to carry out this Agreement will have been duly and properly taken at or before the Closing. This Agreement has been duly executed by BBN, constitutes a valid and binding obligation of BBN enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, BBN's Certificate of Incorporationor By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which BBN is a party or is bound or may be affected nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.

       (k)Consents and Approvals, Compliance with Laws. Except for the notices to be filed as described in Section 7(a)(v) herein, neither NDL nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of BBN has been operated in compliance with all laws, rules and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.

       (l) Access to Books and Records. NDL and SELLERS will have full and free access to NDL 's books and records during the course of this transaction prior to and at the Closing on reasonable notice.

       (m) Directors and Shareholders Approval. As of the
       Closing, BBN's Board of Directors and Shareholders, by meeting or consent shall have properly authorized the matters described in section 7(a)(iv)herein.

       (n) The BBN Shares. All of the BBN Common Shares issued to
       SELLERS shall be validly issued, fully-paid non-assessable shares of BBN Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in BBN's
       Certificate of Incorporation.

  5. Term: Indemnification. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. MANAGEMENT and NDL MANAGEMENT ("management") of both parties to the agreement hereby agree, jointly and severally, to indemnify, defend, and hold harmless BBN, NDL , and the SELLERS from and against any damage, loss, liability, or expense (including without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breech of any representation, warranty, covenant, or agreement made by NDL MANAGEMENT or management in this Agreement.

  6. Conditions Precedent to Closing. (a) The obligations of NDL and the SELLERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:
       i. That BBN's and MANAGEMENT's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and MANAGEMENT will deliver an executed certification confirming the foregoing;
       ii. That BBN and MANAGEMENT shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;
       iii. That BBN's directors and shareholders, by proper and sufficient vote taken either by consent or at a meeting duly and properly NDL led and held, shall have properly approved all of the matters required to be approved by BBN's directors and shareholders, respectively;
       iv. That BBN's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; and

 (b) The obligations of BBN and MANAGEMENT under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:
       i That NDL 's and SELLERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and NDL and the NDL PRINCIPALS shall deliver an executed certification confirming the foregoing;
       ii. That NDL and NDL PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing

  8. Termination This Agreement may be terminated at any time before or at Closing, by;
       (a)The mutual agreement of the parties;
       (b)Any party if:
            i. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.

  Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

  9. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

  10. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such rights or power at any other time or times.

  11. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices BBN, at 1.00 P.M. on the first business day after the letter of the approval of SELLERS owning at least 80% of BBN 's Common Stock or the shareholders of BBN approving this Agreement and the matters referred to in section 7(a)(vi) herein, or such other date as the parties hereto shall mutually agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

  12. Prohibited Actions. Between the date hereof and the effective date of the merger, neither Purchaser nor Seller will, except with the prior written consent of the other:

  (a)issue or sell any stock, bonds, or other corporate securities;

  (b)incur any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, other than in the ordinary course of business;

  (c) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than in the ordinary course of business;

  (d) make any dividend or other payment or distribution to its shareholders or Purchase or redeem any shares of its capital stock other than in the ordinary course of business;

  (e)mortgage, pledge, create a security interest in, or subject to lien or other encumbrance any of its assets, tangible or intangible other than in the ordinary course of business;

  (f)sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business other than in the ordinary course of business;

  (g)sell, assign, or transfer any trademark, trade name, patent, or other intangible asset;

  (h)waive any right of any substantial value other than in the ordinary course of business; or

  (i) enter into any other transaction other than in the ordinary course of business.

  13. Further Instruments. From time to time, as and when requested by the either of the parties or by its successors or assigns, the other party will execute and deliver, or cause to be delivered, all such deeds and other instruments; and will take or cause to be taken such further or other action as the parties may deem necessary or desirable in order to vest in and confirm to the purchaser title to and possession of all its property, rights, privileges, possessions, and franchises and otherwise to carry out the intent and purposes of this agreement.

  14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

  15. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding
  Agreement, with one counterpart being delivered to each party hereto.



IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                 BIOINCUBATION INC

                 By:  ____________________________
                      ____________________________

                 Netmedia Developments Limited
                 By:  ____________________________




                        LIST OF EXHIBITS


                                                    Exhibit "A"

                        List of Sellers



J Bentley             15

Ci4net.com Ltd        50

Sprinter Investments Ltd   35
                                                    Exhibit "B"

True and correct copies of NDL 's Certificate of Incorporation, amendments thereto and all current By-laws.

     NCL
     NDL
     Kids Events Ltd
     Holdsafe.com Ltd
     Financial Info Ltd
                                                    Exhibit "C"

Any material legal actions, lawsuits, proceedings of investigations, either administrative or judicial, pending or threatened, against or affecting NDL, or against the Sellers that arise out of their operation of NDL.


NONE

                                                   Exhibit "D"



Evidence of NDL 's licenses and registrations necessary to permit
NDL  to conduct its current business.


NOT REQUIRED

                                                    Exhibit "E"


Any impediments to NDL 's good, marketable title including liens or encumbrances of any nature whatever.


NONE

                                                     Exhibit "F"


Any money, securities, or property owed by NDL to either the Principals of NDL or any member of their families or to any company controlled by such a person, directly or indirectly.


NONE
                                                     Exhibit "G"


True and correct copies of BBN's Certificate of Incorporation amendments thereto and all current By-laws.